                                                                    EXHIBIT 99.2
                                                                       PLAN #002


                         NON-STANDARDIZED ADOPTION AGREEMENT

                      PROTOTYPE CASH OR DEFERRED PROFIT-SHARING

                                    PLAN AND TRUST

                                     SPONSORED BY

                       PRUDENTIAL MUTUAL FUND MANAGEMENT, INC.

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust, Basic Plan Document #04.

1.     EMPLOYER INFORMATION

       NOTE: If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

       (a)     NAME AND ADDRESS:

               VALLE DE ORO BANK, NA
               1234 EAST MAIN STREET
               EL CAJON, CA  92021

       (b)     TELEPHONE NUMBER:     (619) 593-3330

       (c)     TAX ID NUMBER:        95-3746429

       (d)     FORM OF BUSINESS:

               [ ]    (i)     Sole Proprietor
               [ ]    (ii)    Partnership
               [X]    (iii)   Corporation
               [ ]    (iv)    "S" Corporation (formerly known as Subchapter S)
               [ ]    (v)     Other: _____________________

       (e)     NAME OF PLAN:  VALLE DE ORO BANK, NA 401(k)/PROFIT SHARING PLAN
       (f)     THREE DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT:  001

2.     EFFECTIVE DATE
       (a)     This is a new Plan having an effective date of ______________.
       (b)     This is an amended Plan.
               (i) The effective date of the original Plan was JANUARY 1, 1988. The effective date of the amended Plan is JANUARY 1, 1999.

               NOTE: The effective date of the amended Plan for the Tax Reform Act of 1986 required changes is the first day of the 1987 Plan Year. Sections 7(f) and 12 herein shall be effective as of the first day of the 1989 Plan Year. Any prior amendments to the plan which were intended to have effect after December 31, 1986 will continue to be in effect only until the effective date of this amended and restated plan.

3.     DEFINITIONS
       (a)     (i)    "Compensation"  For purposes of Elective Deferrals and
                      Top-Heavy contributions, Compensation includes everything enumerated in paragraph 1.12 of the Basic Plan Document
                      #04.  For purposes of all other Employer contributions
                      (except if the Employer selects an Integrated Allocation
                      Formula), Compensation will exclude the following:

                      [X]     (1)    overtime.
                      [X]     (2)    bonuses.
                      [X]     (3)    commissions.
                      [X]     (4)    NON TAXABLE FRINGE BENEFITS

       [ ]     (ii)   For purposes of Discretionary Contributions, Compensation
                      will only include amounts for the period during which the employee was eligible to participate.

       NOTE: Any exclusion of compensation must satisfy the requirements of IRS Regulations Section 1.401(a)(4) and Code Section 414(s) and the regulations thereunder.

       (b)     "Entry Date"

               [X]    (i)     The first day of the month coinciding with or
                              following the date on which an Employee meets the eligibility requirements.

               [ ]    (ii)    The earlier of the first day of the Plan Year or
                              the first day of the seventh month of the Plan
                              Year coinciding with or following the date on which an Employee meets the eligibility requirements.

               [ ]    (iii)   The first day of the Plan Year, or the first day
                              of the fourth month, or the first day of the seventh month or the first day of the tenth month, of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

       (c) "Hours of Service" Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

               [ ]    (i)     On the basis of actual hours for which an Employee
                              is paid or entitled to payment.

               [X]    (ii)    On the basis of days worked.  An Employee shall be
                              credited with ten (10) Hours of Service if under paragraph 1.41 of the Basic Plan Document #04 such
                              Employee would be credited with at least one (1)
                              Hour of Service during the day.

               [ ]    (iii)   On the basis of weeks worked.  An Employee shall
                              be credited with forty-five (45) Hours of Service if under paragraph 1.41 of the Basic Plan Document
                              #04 such Employee would be credited with at least one (1) Hour of Service during the week.

       (d) "Limitation Year" The Limitation Year shall be the Plan Year unless another year is specified here:

       (e)     "Net Profit"

               [X]    (i)     Not applicable (profits will not be required for
                              any contributions to the Plan).

               [ ]    (ii)    As defined in paragraph 1.48 of the Basic Plan
                              Document #04.

       (f) "Plan Year" The 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31.

       (g) "Qualified Early Retirement Age" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [X] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

       (h) "Qualified Joint and Survivor Annuity" The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #04 are applicable. If the Plan is not safe-harbored under paragraph 8.7 of the Basic Plan Document, the survivor annuity shall be 50% of the annuity payable during the lives of the Participant and Spouse.

       (i)     "Taxable Wage Base"

               [X]    (i)     Not Applicable - Plan is not integrated with
                              Social Security.

               [ ]    (ii)    The maximum earnings considered wages for such
                              Plan Year under Code Section 3121(a).

               [ ]    (iii)   ___% (not more than 100%) of the amount considered
                              wages for such Plan Year under Code Section
                              3121(a).

               [ ]    (iv)    $______, provided that such amount is not in
                              excess of the amount determined under paragraph
                              3(i)(ii) above.

               NOTE: Using less than the maximum at (ii) may result in a change in the allocation formula in Section 7.

       (j)     "Year of Service"

               (i)    For Eligibility Purposes:  (Choose one)

                      [ ]     (1)    The 12-consecutive month period during
                                     which an Employee is credited with ___
                                     (not more than 1,000) Hours of Service.

                      [ ]     (2)    Elapsed Time

                      If no answer is specified, the Hours of Service method will be used.

               (ii)   For Allocation Accrual Purposes:   The 12-consecutive
                      month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

               (iii)  For Vesting Purposes: (Choose one)

                      [ ]     (1)    The 12-consecutive month period during
                                     which an Employee is credited with ___
                                     (not more than 1,000) Hours of Service.

                      [X]     (2)    Elapsed Time

                      If no answer is specified, the Hours of Service method will be used.

4.     ELIGIBILITY REQUIREMENTS

       (a)     Service:

               [X]    (i)     The Plan shall have no service requirement.

               [ ]    (ii)    The Plan shall cover only Employees having
                              completed at least one Year of Service.

               [ ]    (iii)   The Plan shall cover only Employees having
                              completed at least ___ months (less than 12).

       NOTE: If the eligibility period selected is less than one year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period.

       (b)     Age:

               [ ]    (i)     The Plan shall have no minimum age requirement.

               [X]    (ii)    The Plan shall cover only Employees having
                              attained age 21 (not more than age 21).

       (c)     Classification:

               The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

               [ ]    (i)     No exceptions.

               [X]    (ii)    The Plan shall exclude Employees included in a
                              unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Regulations Section
                              1.410(b)-9.  For this purpose, the term "Employee
                              Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

               [X]    (iii)   The Plan shall exclude Employees who are
                              nonresident aliens [within the meaning of Code
                              Section 7701(b)(1)(B)] and who receive no earned income [within the meaning of Code
                              Section 911(d)(2)] from the Employer which constitutes income from sources within the United
                              States [within the meaning of Code Section
                              861(a)(3)].

               [ ]    (iv)    The Plan shall exclude from participation any
                              nondiscriminatory classification of Employees determined as follows:

       (d)     Employees on Effective Date:

               [X]    (i)     Not Applicable.  All Employees will be required to
                              satisfy both the age and Service requirements specified above.

               [ ]    (ii)    Employees employed on the Plan's Effective Date do
                              not have to satisfy the Service requirements specified above.

               [ ]    (iii)   Employees employed on the Plan's Effective Date do
                              not have to satisfy the age requirements specified above.

5.     RETIREMENT AGES

       (a)     Normal Retirement Age:

               If the Employer imposes a requirement that Employees retire upon reacing a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

               [X]    (i)     Normal Retirement Age shall be 65 (not to exceed
                              age 65).

               [ ]    (ii)    Normal Retirement Age shall be the later of
                              attaining age ___ (not to exceed age 65) or the ___ (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

       (b)     Early Retirement Age:

               Early Retirement Age shall not be applicable unless the Employer attached a form to this Adoption Agreement certifying that Early Retirement Age is a benefit which has accrued under the predecessor Plan which cannot be cut back under Code Section 411(d)(6).

6.     EMPLOYEE CONTRIBUTIONS

       [X]     (a)    Participants shall be permitted to make the Elective
                      Deferrals in any amount from 1% (not more than 2%) up to 15% (not more than 20%) of their Compensation.

                      If (a) is applicable, Participants shall be permitted to amend their Salary Savings Agreements to change the contribution percentage in accordance with the procedures established by the Plan Administrator.

       [ ]     (b)    Participants shall be permitted to make after tax
                      Voluntary Contributions.

       NOTE: The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and may apply to (a).

7.     EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

       NOTE: The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

               (a)    Current or Accumulated Net Profits are required for:

                      [ ]     (i)    Matching Contributions.
                      [ ]     (ii)   Qualified Non-Elective Contributions.
                      [ ]     (iii)  Discretionary Contributions.

                      If no answer is specified, Current or Accumulated Net Profits will not be required.

       NOTE: Elective Deferrals can always be contributed regardless of profits.

               (b)    Salary Savings Agreement:

                      The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement.

                      An Employee who has terminated his or her election under the Salary Savings Agreement other than for hardship reasons may not make another Elective Deferral:

                      [ ]     (i)    until the first day of the next Plan Year.
                      [ ]     (ii)   until the first day of the next valuation
                                     period.
                      [X]     (iii)  for a period of 3 month(s) (not to exceed
                                     12 months).

                      If no option is specified, option (ii) will apply.

       [X]     (c)    Matching Employer Contribution [See paragraphs (g), (h)
                      and (i)]:

                      [ ]     (i)    PERCENTAGE MATCH:  The Employer shall
                                     contribute and allocate to each eligible
                                     Participant's account an amount equal to ___% of the amount contributed and allocated in accordance with paragraph
                                     7(b) above.  The Employer shall not match

                                     Participant Elective Deferrals as provided above in excess of $___ or in excess of ___% of the Participant's Compensation.

                      [X]     (ii)   DISCRETIONARY MATCH:  The Employer shall
                                     contribute and allocate to each eligible
                                     Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with paragraph 7(b) above. The Employer shall not match Participant Elective
                                     Deferrals in excess of $____ or in excess of ___% of the Participant's Compensation.

                      [ ]     (iii)  TIERED MATCH:  The Employer shall
                                     contribute and allocate to each
                                     Participant's account an amount equal to ___% of the first ___% of the Participant's Compensation, and ___% of the next ___% of the Participant's
                                     Compensation.

       NOTE: Percentages specified in (iii) above may not increase as the percentage of Participant's contribution increases.

                      [ ]     (iv)   FLAT DOLLAR MATCH:  The Employer shall
                                     contribute and allocate to each
                                     Participant's account $____ if the
                                     Participant defers at least 1% of
                                     Compensation.

                              (v)    ELIGIBILITY FOR MATCH:  Matching
                                     contributions will be made to [X] all
                                     Employees eligible to participate [ ] only to non-Highly Compensated Employees eligible to participate.

                      [X]     (vi)   QUALIFIED MATCH:  Employer Matching
                                     Contributions will be treated as Qualified
                                     Matching Contributions to the extent
                                     specified by the Employer at the time the Matching Employer Contributions are made.

                              (vii)  MATCHING CONTRIBUTION COMPUTATION PERIOD:
                                     The time period upon which matching
                                     contributions will be based shall be:

                              [ ]    (A)     weekly

                              [ ]    (B)     bi-weekly

                              [ ]    (C)     semi-monthly

                              [ ]    (D)     monthly

                              [ ]    (E)     quarterly

                              [ ]    (F)     semi-annually

                              [X]    (G)     annually

       [X]     (d)    Qualified Non-Elective Employer Contribution - [See
                      paragraphs (g), (h) and (i)] These contributions are fully vested when contributed.

                      The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is the amount necessary to meet both the ADP and ACP tests. Qualified non-Elective Contributions will be made to only non-Highly Compensated Employees eligible to participate.

       [X]     (e)    Additional Employer Contribution Other Than Qualified
                      Non-Elective Contributions - Non-Integrated [See paragraphs (g), (h) and (i)]

                      The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

       [ ]     (f)    Additional Employer Contribution - Integrated Allocation
                      Formula [See paragraphs (g), (h) and (i)]

                      The Employer's contribution for the Plan Year plus any forfeitures (only if they are reallocated to Participants under Section 9 herein), shall be allocated to the accounts of eligible Participants as set forth in the Basic Plan Document #04 of paragraph 5.3.

       NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

               (g)    Allocation of Excess Amounts (Annual Additions)

                      Excess deferrals which result in an Excess Amount shall be returned to the Participant. In the event that the allocation formula of other contributions results in an Excess Amount, such excess shall be:

                      [ ]     (i)    placed in a suspense account accruing no
                                     gains or losses for the benefit of the
                                     Participant.

                      NOTE: For every Limitation Year, or part thereof, that a suspense account exists, the Employer will be subjected to a ten-percent penalty on the monies held in the suspense account.

                      [X]     (ii)   reallocated as additional Employer
                                     contributions to all other Participants to the extent that they do not have any Excess Amount.

                                     If no answer is specified, the suspense
                                     account method will be used.

       (h)     Minimum Employer Contribution Under Top-Heavy Plans:

               For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(e), 7(f), and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Basic Plan Document #04. Top-Heavy minimums will be allocated to:

               [ ]    (i)     all eligible Participants.
               [X]    (ii)    only eligible non-Key Employees who are
                              Participants.

       (i)     Return of Excess Contributions and/or Excess Aggregate
               Contributions:

               In the event that one or more Highly Compensated Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the ACP of the affected Highly Compensated Employees.

8.     ALLOCATIONS TO TERMINATED EMPLOYEES

       (a) The Employer will not allocate Employer related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for 1989 and subsequent Plan Years.)

       (b) The Employer will allocate Employer related contributions to any Participant who terminates during the Plan Year without accruing the necessary Hours of Service if they terminate as a result of:

                      [X]     (i)    Retirement.

                      [X]     (ii)   Disability.

                      [X]     (iii)  Death.

                      [ ]     (iv)   Other termination

9.     ALLOCATION OF FORFEITURES

       NOTE: Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

       (a)     Allocation Alternatives:

               [ ]    (i)     Not Applicable.  All contributions are always
                              fully vested.

               [X]    (ii)    Forfeitures shall be allocated to Participants in
                              the same manner as the Employer's contribution.

               [ ]    (iii)   Forfeitures shall be applied to reduce the
                              Employer's contribution for such Plan Year.

               [ ]    (iv)    Forfeitures shall be applied to offset
                              administrative expenses of the Plan. If forfeitures exceed these expenses, (iii) above shall apply.

       (b)     Date for Reallocation:

       NOTE: If no distribution has been made to a former Participant, sub-section (i) below will apply to such Participant even if the Employer elects (ii) or (iii) below as its normal administrative policy.

               [ ]    (i)     Forfeitures shall be reallocated at the end of the
                              Plan Year during which the former Participant incurs his or her fifth consecutive one year Break
                              In Service.

               [ ]    (ii)    Forfeitures will be reallocated immediately (as of
                              the next Valuation Date).

               [X]    (iii)   Forfeitures will be reallocated as of the end of
                              the Plan Year in which the Participant separates from service.

               [ ]    (iv)    Forfeitures shall be reallocated at the end of the
                              Plan Year during which the former Employee incurs his or her ___ (1st, 2nd, 3rd, or 4th) consecutive one year Break In Service.

       (c)     Restoration of Forfeitures:

               If amounts are forfeited prior to five consecutive 1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in 1 and 2 in the following boxes to indicate order):

               [1]    (i)     Current year's forfeitures.

               [2]    (ii)    Additional Employer contribution.

               If no answer is specified, the order will be (i) and (ii).

       (d)     Forfeitures of Excess Aggregate Contributions shall be:

               [ ]    (i)     Applied to reduce Employer contributions.

               [X]    (ii)    Allocated, after all other forfeitures under the
                              Plan, to the Marching Contribution account of each non-Highly Compensated Participant who made
                              Elective Deferrals in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated
                              Employee.

               Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.

10.    CASH OPTION

       [ ]     (a)    The Employer may permit a Participant to elect to defer
                      to the Plan, an amount not to exceed ___% of any Employer paid cash bonus made for such Participant for any year.
                      A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals.
                      Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participant.

       [X]     (b)    Not Applicable.

       If no answer is specified, option (b) will apply.

11.    LIMITATIONS ON ALLOCATIONS

       [ ] This is the only Plan the Employer maintains or ever maintained, therefore, this section is not applicable.

       [ ] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account (as defined in Code Section 415(1)(2)), under which amounts are treated as Annual Additions) and has completed the proper sections below.

       Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)] in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

       (a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

               [ ]    (i)     the provisions of Article X of the Basic Plan
                              Document #04 will apply, as if the other plan were a Master or Prototype Plan.

               [ ]    (ii)    Attach provisions stating the method under which
                              the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

               If no answer is specified, option (i) will apply.

       (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

               Attach provisions which will satisfy the 1.0 limitation of Code
               Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

       (c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by:

               [ ]    (i)     this Plan.

               [ ]    (ii)    ______________________________________________
                              (Name of other qualified plan of the Employer).

               [ ]    (iii)   Attach provisions stating the method under which
                              the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined
                              Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-Heavy Ratio.

               If no answer is specified, option (i) will apply.

12.    VESTING

       Contributions under paragraph 7(b), 7(c)(vi) and 7(d) are always fully vested. Employer contributions shall be subject to the vesting table selected by the Employer below. A Participant shall receive credit for a Year of Service as specified at 3(j)(iii) of this Adoption Agreement.

       (a)     Vesting Schedules:

       NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

               (i)    Full and immediate vesting.

                              Years of Service
                              ----------------
                          1       2      3       4      5       6      7
                       ----    ----   ----    ----   ----    ----   ----
               (ii)    ___%    100%
               (iii)   ___%    ___%   100%
               (iv)    ___%     20%    40%     60%    80%    100%
               (v)     ___%    ___%    20%     40%    60%     80%   100%
               (vi)     10%     20%    30%     40%    60%     80%   100%
               (vii)    20%     40%    60%     80%   100%
               (viii)  ___%    ___%   ___%    ___%   ___%    ___%   100%

       NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at
schedule                       (v).

               Contributions will vest as provided below:

                  Vesting
               Option Selected       Type Of Employer Contribution
               ---------------       -----------------------------
               vii                   7(c) Employer Match on Salary Savings

               vii                   7(e) or (f) Employer Discretionary

       (b)     Top-Heavy Vesting

               For any Plan Year in which this Plan is Top-Heavy, the following minimum vesting rules will apply:

               (i) Schedules (v), (vi), and (viii) above will automatically shift to schedule (iv).

               (ii)   Schedule (vii) above will automatically shift to schedule
                      (iii).

       (c)     Service disregarded for Vesting:

               [X]    (i)     No service will be disregarded.

               [ ]    (ii)    Service prior to the Effective Date of this Plan
                              or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

               [ ]    (iii)   Service prior to a Participant having attained age
                              18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

13.    SERVICE WITH PREDECESSOR ORGANIZATION

       For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s):
       (These hours will also be used for vesting purposes.)

       BANK OF SAN DIEGO-GROSSMONT CENTER OFFICE
       FIRST CALIFORNIA BANK-LA MESA OFFICE

14.    ROLLOVER/TRANSFER CONTRIBUTIONS

       (a) Rollover Contributions, including Direct Rollovers, as described at paragraph 1.69 of the Basic Plan Document #04, [X] shall [ ] shall not be permitted to be made to the Plan. If permitted, Employees [X] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

       (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #04 [X] shall [ ] shall not be permitted to be made to the Plan. If permitted, Employees [X] may [ ] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

       NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document #04.

15.    HARDSHIP WITHDRAWALS

       Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #04, [ ] are [X] are not permitted. If permitted, Hardship withdrawals [ ] shall [ ] shall not be limited to Elective Deferrals.

16.    PARTICIPANT LOANS

       Participant loans, as provided for in paragraph 13.8 of the Basic Plan Document #04, [X] are [ ] are not permitted. If permitted, repayments of principal and interest shall be repaid to the Participant's segregated account.

17.    INSURANCE POLICIES

       The insurance provisions of paragraph 13.9 of the Basic Plan Document #04 [ ] shall [X] shall not be applicable.

18.    INVESTMENT DIRECTION

       [ ]     (a)    Employer Investment Direction

                      The Employer investment direction provisions, as set forth in Article XIII of the Basic Plan Document #04, shall be applicable as to the following:

               [ ]    (i)     All monies

               [ ]    (ii)    Employer Discretionary and Matching Monies

               [ ]    (iii)   Employer Discretionary Monies excluding Matching
                              Monies

               [ ]    (iv)    Employer Matching Monies only.

       [X]     (b)    Employee Investment Direction

                              Employee investment direction provisions, as set forth in Article XIII of the Basic Plan Document #04 , shall be applicable to all monies not directed by Employer.

       If no answer is specified, Employee Investment Direction will apply.

       NOTE: Each of the mutual funds in which the Plan may invest carries its own fees and expenses, which may include management fees, Rule 12b-1 fees and/or other fees and expenses, which are described in detain in each Fund's prospectus. Employees who invest in one or more of these mutual funds will, as shareholders of those mutual funds, bear their pro-rata portion of each fund's fees and expenses and may also pay a sales charge or contingent deferred sales charge in connection with their purchase of fund shares. Employer acknowledges that Prudential Securities Incorporated (PSI) and Pruco Securities Corporation (Prusec) may be deemed to benefit from advisory and other fees paid to its affiliates in connection with the management and operation of the mutual funds in which the Employee may invest, from sales charges and contingent deferred sales charges imposed as described in the prospectus and from fees paid to The Prudential Insurance Company of America in connection with the Guaranteed Interest Account.

19.    EARLY PAYMENT OPTION

       (a) A Participant who has attained age 59-1/2 and who has not separated from Service [ ] may [X] may not obtain a distribution of his or her vested Employer contributions.

       (b) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [x] may [ ] may not receive a distribution of his or her vested account balance.

       NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distributions, see item 20 below.

20.    DISTRIBUTION OPTIONS

       (a)     Timing of Distributions:

               In cases of termination benefits shall be paid:

               [ ]    (i)     As soon as administratively feasible following the
                              close of the Plan Year during which a distribution is requested or is otherwise payable.

               [X]    (ii)    As soon as administratively feasible, following
                              the date on which a distribution is requested or is otherwise payable.

               [ ]    (iii)   Only after the Participant has achieved the Plan's
                              Normal Retirement Age, or Early Retirement Age, if applicable.

                              If no answer is specified, option (ii) will apply.

       (b)     Optional Forms of Payment:

               [X]    (i)     Lump Sum.

               [ ]    (ii)    Installment Payments.

               [ ]    (iii)   Other Form(s)* as specified:




               If no answer is specified, option (i) will apply.

               * Annuities are only available in either a nonsafe-harbored Plan which does not meet the provisions of paragraph 8.7 of Basic plan Document #04 or in a Plan which previously offered annuities as an optional form of payment.

21.    SPONSOR CONTACT

       The Sponsor of this Prototype Plan is Prudential Mutual Fund Management, Inc., One Seaport Plaza, New York, New York 10292. Any questions regarding this Prototype Plan document may be directed to your Prudential Representative. you may also call Prudential Mutual Fund Services at (800)848-4015.

22.    SIGNATURES:

       DUE TO THE SIGNIFICANT TAX RAMIFICATIONS, THE SPONSOR RECOMMENDS THAT BEFORE YOU EXECUTE THIS ADOPTION AGREEMENT, YOU CONTACT YOUR ATTORNEY OR TAX ADVISOR, IF ANY.

       The adopting Employer understands that there are fees for each account under the Plan. THE BASIC PLAN DOCUMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE FOUND IN ARTICLE XIII, SECTION 13.7 ARBITRATION.

               IF EMPLOYER INVESTMENT DIRECTION APPLICABLE, NAME(S) OF INDIVIDUAL(S) AUTHORIZED TO ISSUE INVESTMENT AND ADMINISTRATIVE INSTRUCTIONS TO THE PLAN SPONSOR OR AFFILIATE:

       (a)     EMPLOYER:

               This agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #04 were adopted by the Employer the 17th day of February, 1999.

               Signed for the Employer by:   Elizabeth I. Sigal

               Title:                        VP & Human Resources Director

               Signature:                     /s/ Elizabeth I. Sigal
                                             -----------------------------------

               THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

               Employer's reliance: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code
               Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

               This Adoption Agreement may only be used in conjunction with Basic Plan Document #04.

[ ]    (b)     TRUSTEE:

               Name of Trustee:

               [X]    Prudential Bank & Trust Company
                      One Ravinia Drive, Suite 1000
                      Atlanta, GA  30346

               NOTE: There is an annual trustee fee charged under the Plan if Prudential Bank & Trust Company is appointed as Trustee.

               [ ]    The Trustee(s) will be the following individuals:



               The assets of the Fund shall be invested in accordance with paragraph 13.3 of the Basic Plan Document #04 as a Trust. As such, the Employer's Plan as contained herein was accepted by the Trustee the 23rd day of March, 1999.

               Signed for the Trustee by:    /s/ James M. Peacock, AVP
                                             --------------------- ------------
                                             Signature             Signature

                                             --------------------- ------------
                                             Signature             Signature

                                             --------------------- ------------
                                             Signature             Signature

       (c)     Prudential Mutual Fund Management, Inc.

               The Employer's Agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #04 were accepted by Prudential Mutual Fund Management, Inc. the 3rd day of March, 1999.

               Signed for by:           Angela R. Fevola
                                     ------------------------------------------
               Title:                   Manager
                                     ------------------------------------------
               Signature:              /s/ Angela R. Fevola
                                     ------------------------------------------